UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

  CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 12, 2024

FARO TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	0-23081	59-3157093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
250 Technology Park, Lake Mary, Florida 32746
(Address of principal executive offices, including zip code)
(407) 333-9911
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $.001 par value per share	FARO	Nasdaq Global Select Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Transition

On January 11, 2024, the Board of Directors (the “Board”) of FARO Technologies, Inc. (the “Company”) appointed Matthew Horwath as Senior Vice President (“SVP”) & Chief Financial Officer of the Company to be effective as of January 16, 2024 (the “Effective Date”). Mr. Horwath previously served as Vice President of Finance for the Company. Mr. Horwath will succeed Allen Muhich, who will cease serving and depart as Chief Financial Officer effective as of the Effective Date. Mr. Muhich will then continue to serve as an employee and strategic advisor to the Company through April 1, 2024 (the “Separation Date”) to support the transition to Mr. Horwath as the new SVP & Chief Financial Officer. Mr. Muhich will cease to be an employee of the Company effective as of the Separation Date.

Mr. Horwath, age 40, joined FARO in May 2017 and has served as Vice President of Finance since July 2021, prior to which he led FARO’s financial reporting, technical accounting and tax team. Before joining FARO, Mr. Horwath’s background included public accounting at Ernst & Young LLP and corporate accounting positions at Winn-Dixie Stores, Inc. Mr. Horwath is a licensed Certified Public Accountant in the state of Florida and holds a Master of Accountancy degree from the University of North Florida and a Bachelor of Business Administration degree with a major in accounting from the University of Central Florida.

There are no arrangements or understandings between Mr. Horwath and any other persons pursuant to which he was appointed SVP & Chief Financial Officer. There are no family relationships between Mr. Horwath and any director or executive officer of the Company, and Mr. Horwath does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Promotion Letter with Mr. Horwath

In connection with the promotion and appointment of Mr. Horwath as the Company’s SVP & Chief Financial Officer, Mr. Horwath entered into a promotion letter and attached agreements with the Company (the “Promotion Letter”). The Promotion Letter provides the following compensation and other benefits:
Base Salary – Mr. Horwath will have an annual base salary of $385,000.
Annual Bonus – Mr. Horwath is eligible to receive a target bonus of 65% of his base salary that is subject to performance and other criteria established by the Board or its Talent Development & Compensation Committee (the “Committee”) and is subject to continued employment through the date such annual bonus is paid.
Equity Award -- Subject to the necessary Board or Committee approvals, Mr. Horwath will be eligible to receive a grant of restricted stock units (“RSUs”) with a total target value of $800,000, which would be granted in accordance with the terms of the Company’s 2022 Equity Incentive Plan and standard agreements (“2022 Plan”). This grant of RSUs will be comprised of a combination of performance and time-based RSUs, in a ratio of 60% and 40%, respectively. The number of all RSUs granted will be in an amount equal to the target value, divided by the average closing market price on NASDAQ of the Company’s common stock over the 30-day trading period preceding the grant date (including the closing price on the grant date). One-third of the time-vesting RSUs will vest on each of the first, second and third anniversaries of the grant date, subject to Mr. Horwath’s continued service with the Company through each such date. 100% of the performance RSU grant will vest on the third anniversary of the grant date, subject to Mr. Horwath’s continued service with the Company through such date and the achievement of the predetermined performance criteria as provided in the grant agreement. The RSUs will otherwise be governed by the terms and conditions of the 2022 Plan. The grant approval is expected to occur at the next regularly scheduled Committee and Board meetings with the grant date to be two business days after the filing of the Company’s Form 10-K. Mr. Horwath will also be eligible for additional annual awards of equity in the future based on the Company’s granting practices at the time of such awards.
Severance – Mr. Horwath is eligible to participate in the Company’s Executive Change in Control and Severance Plan (the “Severance Plan”) with benefits as more fully described in the Participation Agreement attached to the Promotion Letter.
The foregoing is a summary of certain material terms of the Promotion Letter and is qualified in its entirety by reference to the full text of the Promotion Letter, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Transition and Separation Agreement with Mr. Muhich

On January 12, 2024, the Company entered into a Transition and Separation Agreement (the “Transition Agreement”) with Mr. Muhich. Pursuant to the Transition Agreement, Mr. Muhich will depart from his position as Chief Financial Officer of the Company on the Effective Date but will continue to serve as an employee and strategic advisor to the Company to provide certain transitional and advisory services until the Separation Date, including to support the Company in its preparation of its 2023 fiscal year financial results, the filing of its Annual Report on Form 10-K with the Securities and Exchange Commission for 2023, and other transition matters. While providing such transitional services, Mr. Muhich will continue to receive his base salary at its then current rate. Pursuant to the Transition Agreement, Mr. Muhich will depart from his role as employee and strategic advisor to the Company effective as of the Separation Date. Mr. Muhich’s departure from the Company is not the result of any dispute or disagreement with the Company on any matter relating to its operations, policies or practices.

In accordance with the terms of the Transition Agreement and pursuant to the Company’s Key Executive Change in Control and Severance Plan, Mr. Muhich will receive a lump sum payment equal to his annual salary ($452,632) and the Company will continue to pay the premiums for his COBRA coverage under the Company’s group health, dental and vision care plans for him and his eligible dependents for up to 12 months following the Separation Date. Since Mr. Muhich will continue as an employee through the Separation Date, he will be entitled to amounts (if any) paid under the Company’s 2023 short-term incentive plan and will continue to vest in his outstanding equity grants that would have vested on or prior to the Separation Date, all subject to the terms of such equity grants.

The foregoing is a summary of certain material terms of the Transition Agreement and is qualified in its entirety by reference to the full text of the Transition Agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.
On January 16, 2024, the Company issued a press release announcing Mr. Horwath’s appointment as SVP & Chief Financial Officer of the Company effective as of the Effective Date. A copy of the press release is attached hereto as Exhibit 99.1.
The information contained in this Item 7.01, including the related information set forth in the press release attached hereto as Exhibit 99.1, is being “furnished” and shall not be deemed “filed” with the Securities and Exchange Commission for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section and is not incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties, such as statements about the Company’s expectations regarding its timing, plans and agreements with certain of its directors and executive officers. Statements that are not historical facts or that describe the Company's plans, objectives, projections, expectations, assumptions, strategies, or goals are forward-looking statements. In addition, words such as “will,” “expect” and “shall” or words of similar meaning or discussions of the Company’s plans or other intentions identify forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to various known and unknown risks, uncertainties, and other factors that may cause actual results, performances, or achievements to differ materially from future results, performances, or achievements expressed or implied by such forward-looking statements. Consequently, undue reliance should not be placed on these forward-looking statements.

Factors that could cause actual results to differ materially from what is expressed or forecasted in such forward-looking statements include, but are not limited to the changes in the planned transition to the new Chief Financial Officer, and any unexpected developments in the transition.

Forward-looking statements in this Current Report on Form 8-K represent the Company’s judgment as of the date hereof. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, unless otherwise required by law.

The following exhibits are furnished with this Current Report on Form 8-K:
EXHIBIT INDEX

Exhibit	Description
10.1	Promotion Letter between FARO Technologies, Inc. and Matthew Horwath
10.2	Transition and Separation Agreement between FARO Technologies, Inc. and Allen Muhich
99.1	Press Release dated January 16, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARO Technologies, Inc.

January 16, 2024	/s/ Allen Muhich
	By:	Allen Muhich
	Its:	Chief Financial Officer
(Duly Authorized Officer and Principal Financial Officer)